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                                                                 Exhibit 10.2.49

                              SEPARATION AGREEMENT



                                OCTOBER 21, 1998



NEOPROBE CORPORATION, a Delaware corporation with its principal place of business at 425 Metro Place North, Suite 300, Dublin, Ohio 43017-1367 (the "Company"), and

JOHN L. RIDIHALGH, who resides at 2112 Iuka Avenue, Columbus, Ohio 43201 (the "Executive")

hereby agree as follows:

                                    PREAMBLE:

1. Executive has been employed by the Company as its Chairman of the Board and at various times as its Chief Executive and Chief Scientific Officer under an Employment Agreement between it and the Executive effective as of January 1, 1996 ("Employment Agreement").

2. The term of the Employment Agreement will expire on December 31, 1998 and the Board of Directors of the Company has determined that the term will not be extended.

3. The Company has offered to make a substantial separation payment to the Executive on the terms set forth below in exchange for his resignation from all offices with the Company, the execution and delivery of a general release and certain other promises set forth below.

                                     TERMS:

1. In consideration of the promises made by Company as set forth below:

         (a) Executive hereby agrees to resign as a director, officer and employee of the Company effective as of the close of business on December 31, 1998 and to execute and deliver to the Company his resignation in the form of Exhibit A hereto on that day;

         (b) Executive hereby agrees to execute and deliver to the Company, on December 31, 1998, his general release in the form of Exhibit B hereto;

         (c) On or before December 31, 1998, Executive shall return to the Company, (i) all of its documents, and other tangible items in written, magnetic or other form, which contain confidential information concerning the Company, and any copies thereof , that are in his possession or under his control and; and (ii) all other Company property within his possession or under his control, including, but not limited to, office keys, identification badges, credit cards and computer equipment and software;

         (d) Executive acknowledges and confirms that the Proprietary Information Agreement between the Company and him, which affirmed his obligation not to disclose the



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                  Company's trade secrets, confidential or proprietary
                  information, is in full force and effect and will remain in full force and effect after termination of his employment;

         (e) Executive shall not disparage the Company, its affiliates or their respective businesses, business methods, technologies, directors, officers, employees or agents, and Executive shall not cause, instigate, solicit nor encourage any third party, to file, maintain or prosecute any action or claim of any type against Company, its affiliates or its officers or agents; and

         (f) Executive agrees that if a subpoena or other legal document is served upon him requiring production or disclosure of information or documents concerning the Company or any of its employees or property, he shall promptly notify the Company's General Counsel and provide her with copies of any subpoena or other legal document. Executive shall thereafter make such documents available to the Company for inspection and copying at a reasonable time and place designated by the Company prior to their production under the subpoena. If the subpoena or other legal process requires Executive to testify or make written or oral statements, Executive agrees to meet, telephonically or in person, with attorneys designated by Company, at a reasonably convenient time and place designated by Company prior to the testimony, for the purpose of discussing such testimony; Nothing herein shall give Company the right to control or dictate the content of any testimony, or any documents produced pursuant to subpoena or other lawful process; Executive shall provide all information lawfully required of him; If the Company requires any information or testimony from Executive in connection with any claim made against Company, or any claims made by Company against persons or entities not a party to this Agreement, Executive agrees to cooperate fully with Company, including: (i) appearing at any trial, hearing, deposition or arbitration; (ii) meeting telephonically or in person with attorneys designated by Company, at a reasonably convenient time and place designated by Company and prior to the testimony, for the purpose of discussing such testimony and any other matters relating to the claim; and (iii) providing Company with any documentation in his custody or under his control; The Company agrees to pay Executive for any reasonable travel, telephone, photocopy and other out-of-pocket expenses incurred as a result of any requests made by Company under this Paragraph (f); The provisions of this Paragraph (f) shall not apply to any legal action brought under this Agreement.

2.       In consideration of the promises made by Executive as set forth above:

         (a) Company shall pay Executive a total amount of $137,750 as a separation payment, in 12 equal semi-monthly installments of $11,479.17, in accordance with its normal payroll practices, commencing with its first payroll period in January, 1999 and ending with its last payroll period in June 1999 and subject to all applicable federal, state and local tax, FICA and other payroll deductions;

         (b) Company shall not oppose a claim for Ohio unemployment compensation filed by Executive, but shall report in response to OBES inquiry any amounts paid under this Agreement;

         (c) The Company hereby confirms that the Employment Agreement between it and the Executive is in full force and effect on the date hereof and will remain in full force and effect until December 31, 1998 when it will expire by its own terms; provided, however, that the Company hereby relieves the Executive from the duty under Section 1 thereof to devote substantially all of his working time to the position he holds with the Company and



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                  agrees that he need not report to the Company's offices on a regular basis during the remainder of 1998; the Company hereby agrees that it will not terminate the employment of the Executive under the Employment Agreement without cause before the end of its term;

         (d) On the Company's first pay day in 1999, the Company shall pay Executive all accrued but unused vacation pay owed to him as of December 31, 1998, in a lump sum; the Company will not charge any vacation time against the Executive after the date hereof and he shall continue to accrue vacation time at the applicable rate under the Employment Agreement from the date hereof through December 31, 1998;

         (e) Executive's coverage under the Company's health, disability, travel and life insurance plans will terminate at the close of business on December 31, 1998; After December 31, 1998, Executive shall be able to purchase health insurance benefits from the Company on a COBRA basis, but shall be solely responsible for the cost thereof; Executive may have the right to convert other coverages to his own individual plan, if provided for under, and in accordance with, the terms of, such plans;

         (f) The Company will use its best efforts to assign to the Executive any life insurance policy on the life of the Executive on or before December 31, 1998, without recourse to or warranty by the Company and the Executive shall accept such assignments and shall be solely responsible for any payments of premium on such policies, including any past due premiums; and

         (g) Executive was granted stock options under the Company's Stock Option Plan; Company hereby agrees that all options which are vested and exercisable as of the date hereof shall continue to be vested and exercisable, subject to the express terms thereof.

3. It is understood and agreed by all parties that this Agreement is a settlement of doubtful and disputed claims and it or the fact of settlement does not constitute an admission of liability or wrongdoing on the part of Company, under any state or federal statute, common law or regulation. It purely represents an offer of compromise.

4. The parties hereto agree that this Agreement is privileged, and, except to the extent necessary to enforce this Agreement, neither party may use any part of this Agreement as evidence, nor request that any part be admitted into evidence, in any proceeding of any character, judicial or otherwise, now pending or otherwise instituted.

5. All parties intend that this Agreement will be legally binding upon themselves, their relatives or affiliates (by blood or legal relationship), estates, heirs, personal representatives and assigns.

6. The invalidity or unenforceability of any particular provision of this Agreement shall not affect the other provisions hereof, and this instrument shall be construed in all respects as if such invalid or unenforceable provision were omitted.

7. Both parties agree that such parties shall hold all events, transactions and occurrences involving the other party and the terms, provisions and conditions of this Agreement as strictly confidential information, which shall not be reported, divulged, publicized or in any way revealed to any person, corporation, agency or entity not a party to this agreement, except attorneys and immediate family or otherwise as required by law or the regulations of the Securities and Exchange Commission and for purposes of reporting taxes or filing for unemployment compensation. The parties shall prepare



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         a mutually acceptable joint press release regarding Executive's employment and his resignation, which press release shall be utilized for public dissemination. Company may file a copy of this Agreement with the Securities and Exchange Commission and make disclosures concerning this Agreement as required by its regulations.

8. Executive understands that Section 1 above requires delivery of a General Release that includes a release of claims under the Age Discrimination in Employment Act and the Older Workers Benefit Protection Act. He understands that neither this Agreement nor the General Release will waive rights or claims that arise after the date of the execution of the General Release . Further, Executive acknowledges he has been advised by the Company that he may consult with legal counsel regarding this Agreement and the General Release.

9. Executive acknowledges he may have at least twenty-one (21) days to review and consider this Agreement if he desires; and, as a result, enters into this Agreement willingly and voluntarily. To the extent that Executive has taken less than twenty-one (21) days to consider this Agreement, Executive acknowledges that he has had sufficient time to consider this Agreement and to consult with counsel and that he does not desire additional time.

10. Executive is aware that he has seven (7) days beyond that date of the General Release (December 31, 1998) during which he may revoke the General Release by giving the Company written notice. Such notice should be delivered to Patricia Coburn, Vice President and General Counsel, at Neoprobe Corporation 425 Metro Place North, Suite 300, Dublin, Ohio 43017-1367. Upon such notification by Executive, this Agreement and the General Release will become null and void and shall have no force or effect as to either party and, Executive will forfeit all money and other benefits of this Agreement and the General Release.

11. Executive further agree that any breach or threatened breach by Executive of this Agreement cannot be remedied solely by the recovery of damages and Neoprobe shall therefore be entitled to an injunction against such breach or threatened breach without posting any bond or other security. Nothing herein, however, shall be construed as prohibiting Neoprobe from pursuing, in law or equity, any remedy for such breach or threatened breach, including the recovery of damages.

12. All parties affirm that the only consideration for signing this Agreement are the terms stated herein, that no other promises or agreement of any kind have been made to or with any of the parties or any other person or entity whatsoever, and that they fully understand the meaning and intent of this instrument. This Agreement and the exhibits hereto and the agreements and instruments required to be executed and delivered hereunder set forth the entire agreement of the parties with respect to the subject matter hereof and supersede and discharge all prior agreements (written or oral) and negotiations and all contemporaneous oral agreements concerning such subject matter and negotiations. There are no oral conditions precedent to the effectiveness of this Agreement.

13. This Agreement shall be governed by the laws of the State of Ohio and any disputes shall adjudicated within the exclusive jurisdiction and venue of the courts of the State of Ohio and the United States seated in Franklin County, Ohio. If any provision of this Agreement including, but not limited to, the waiver of claims under any particular statute, should be deemed unenforceable, the remaining provisions shall, to the extent possible, be carried into effect, taking into account the general purpose and spirit of this Agreement.




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                                   SIGNATURES:


EXECUTIVE ACKNOWLEDGES THAT HE HAS CAREFULLY READ AND FULLY UNDERSTANDS ALL THE PROVISIONS OF THIS AGREEMENT AND THE GENERAL RELEASE ATTACHED HERETO, AND HE IS ENTERING INTO THIS AGREEMENT VOLUNTARILY. EXECUTIVE ACKNOWLEDGES THAT THE PAYMENT HE IS RECEIVING IN EXCHANGE FOR EXECUTING THIS AGREEMENT IS GREATER THAN THAT WHICH HE WOULD BE ENTITLED TO IN THE ABSENCE OF THIS AGREEMENT. EXECUTIVE HAS NOT RELIED UPON ANY REPRESENTATION OR STATEMENT, WRITTEN OR ORAL, NOT SET FORTH IN THIS AGREEMENT.



                                                    EXECUTIVE


                                                    /s/ John L. Ridihalgh
                                                    ----------------------------
                                                    John L. Ridihalgh



                                                    NEOPROBE CORPORATION


                                                    By:  /s/ David C. Bupp
                                                       -------------------------
                                                    David C. Bupp, President







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                                JOHN L. RIDIHALGH
                                2112 IUKA AVENUE
                              COLUMBUS, OHIO 43201

                                December 31, 1998


Neoprobe Corporation
425 Metro Place North
Suite 300
Dublin, Ohio 43017-1367


Dear Sirs:

     I hereby resign as a director, officer and employee of Neoprobe Corporation effective as of the close of business today, December 31, 1998.

                                         Very truly yours,

                                         /s/ John L. Ridihalgh

                                         John L. Ridihalgh



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                                 GENERAL RELEASE


The undersigned, John L. Ridihalgh, who resides at 2112 Iuka Avenue, Columbus, Ohio 43201 ("Mr. Ridihalgh") does hereby release

Neoprobe Corporation, a Delaware corporation with its principal place of business at 425 Metro Place North, Suite 400, Dublin, Ohio 43017-1367, its parent, subsidiary and affiliated entities and their respective directors, officers, employees, attorneys and agents and all of the successors, assigns and personal representatives of such persons (the "Neoprobe Parties"),

From any and all claims, causes of action and rights that Mr. Ridihalgh has or may have against any of the Neoprobe Parties, individually, jointly or in any representative or fiduciary capacity, whether or not Mr. Ridihalgh knows of them, and discharges the Neoprobe Parties, individually and jointly and in any representative or fiduciary capacity, from any further obligation or liability to Mr. Ridihalgh, including but not limited to, any claims which arose out of the employment relationship between Mr. Ridihalgh and Neoprobe Corporation or its termination;

For and in consideration of the amounts payable to Mr. Ridihalgh under the Separation Agreement dated October 21, 1998, between Neoprobe Corporation and Mr. Ridihalgh (the "Separation Agreement"), the receipt and sufficiency of which are hereby acknowledged.

This General Release specifically discharges any claims or charges of discrimination, including age discrimination, that Mr. Ridihalgh has or may have against the Neoprobe Parties under any federal, state or local statute, law, rule or regulation, including, but not limited to, any claim or cause of action asserted or which could be asserted under any of the following laws as they now exist or may be amended in the future:

         Ohio Revised Code Chapter 4112 concerning discrimination; Ohio's Workers' Compensation Law;
         Ohio Whistleblowers Protection Act;
         Title VII of the 1964 Civil Rights Act;
         The 1866 Civil Rights Act;
         The Civil Rights Act of 1991;
         The Age Discrimination in Employment Act;
         The Older Workers Benefit Protection Act;
         The Americans with Disabilities Act;
         The Fair Labor Standards Act of 1938;
         The Equal Pay Act;
         The Family and Medical Leave Act of 1993;
         The Occupational Safety and Health Act of 1970;
         The Employee Retirement Income Security Act of 1974;
         The Consolidated Omnibus Budget Reconciliation Act of 1986; Common law claims for wrongful discharge, unjust dismissal, or constructive discharge;
         Common law claims for breach of any oral or written employment contract; and
         Common law Claims for libel, slander or defamation.

This General Release, is not intended to and, does not release any right held by Mr. Ridihalgh, or discharge any obligation of any of the Neoprobe Parties: under any check payable to Mr. Ridihalgh's order which was properly issued within the last 6 months; for compensation for current periods; to indemnify or defend Mr. Ridihalgh under the charter or by-laws of Neoprobe Corporation or any of its parent, subsidiary or affiliated entities or under any policy of liability or errors and omissions insurance; that is a vested benefit under any



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employee benefit plan; under any stock option or restricted stock purchase agreement that is vested and exercisable, subject to the express terms thereof; or under the Separation Agreement.

Mr. Ridihalgh hereby covenants and agrees with each of the Neoprobe Parties that he will not, directly or indirectly, commence or maintain any action, suit or proceeding concerning any matter as to which he has granted a release herein.

Mr. Ridihalgh represents and warrants to each of the Neoprobe Parties that he has duly executed and delivered this General Release, which constitutes his valid and legally binding obligation and is enforceable against him in accordance with the terms hereof and that he has not assigned, transferred, conveyed or encumbered any claim, cause of action or right that he has or may have against any of the Neoprobe Parties.

Mr. Ridihalgh intends this General Release to be legally binding upon himself, his family, heirs, attorneys and agents, and his and their successors, assigns and personal representatives.

Mr. Ridihalgh understands that this General Release includes a release of claims under the Age Discrimination in Employment Act and the Older Workers Benefit Protection Act. He understands that this General Release does not waive rights or claims that arise after the date of its execution shown below. Further, Mr. Ridihalgh acknowledges he was advised by the Company that he may consult with legal counsel regarding the Separation Agreement and this General Release.

Mr. Ridihalgh acknowledges he has had at least twenty-one (21) days to review and consider this General Release; and, as a result, enters into this General Release willingly and voluntarily. To the extent that he has taken less than twenty-one (21) days to consider this General Release, he acknowledges that he has had sufficient time to consider this General Release and to consult with counsel and that he does not desire additional time.

Mr. Ridihalgh is aware as of that he has seven (7) days beyond the date of execution of this General Release shown below during which he may revoke the General Release by giving the Company written notice. Such notice should be delivered to Patricia Coburn, Vice President and General Counsel, at Neoprobe Corporation 425 Metro Place North, Suite 300, Dublin, Ohio 43017-1367. Upon such notification by Mr. Ridihalgh, this General Release and the Separation Agreement will become null and void and shall have no force or effect as to any party, and, Mr. Ridihalgh will forfeit all money and other benefits of this General Release and the Separation Agreement.

This General Release may not be changed or terminated orally, but may only be changed or terminated by and instrument in writing signed by the party against whom the enforcement of such change or termination is sought.

The validity, performance and enforcement of this General Release are governed by the law of the State of Ohio.

IN WITNESS WHEREOF, Mr. Ridihalgh has executed and delivered this General Release on this 31st day of December, 1998.



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BY SIGNING THIS GENERAL RELEASE, YOU LOSE RIGHTS YOU MAY HAVE TO BRING A LAWSUIT
OR RECEIVE A RECOVERY ON ANY CLAIM AGAINST NEOPROBE CORPORATION ITS ASSOCIATES BASED ON ANY ACTIONS, FAILURES TO ACT, STATEMENTS, OR EVENTS THAT OCCURRED
BEFORE THE DATE OF THIS GENERAL RELEASE, INCLUDING CLAIMS CONCERNING YOUR EMPLOYMENT WITH NEOPROBE OR ITS TERMINATION.

YOU ACKNOWLEDGE THAT THE PAYMENT YOU ARE RECEIVING IN EXCHANGE FOR EXECUTING THIS GENERAL RELEASE IS GREATER THAN THAT WHICH YOU WOULD BE ENTITLED TO IN THE ABSENCE OF THIS GENERAL RELEASE.




                                                   /s/ John L. Ridihalgh
                                                   ----------------------------
                                                   John L. Ridihalgh




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